UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

Post Effective Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EMERALD DATA INC.
(Name of small business issuer in its charter)

Nevada	5020	EIN 35-2513795
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

Atbrivosanas Aleja 5, Rezekne, Latvia

Phone: (702) 757-1148

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

CORPORATE CONSULTING LLC

1304 DREAM BRIDGE DR, LAS VEGAS, NV 89144

Tel: (206)736-5777

(Address, including zip code, and telephone number, including area code, of agent for service)

W. Scott Lawler, attorney

BOOTH UDALL FULLER, PLC

1255 W. RIO SALADO PKWY #215

TEMPE, ARIZONA 85281

www.boothudall.com

Tel: (480) 830-2700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	2,000,000	$0.04	$80,000	$10.91

______________

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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EXPLANATORY NOTE: This post-effective amendment is being filed solely for the purpose of correcting the Notes to the Financial Statements (audited) for the year ended August 31, 2015. No other changes have been made to Form S-1 other than the second paragraph below .

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

EMERALD DATA INC.

2,000,000SHARES OF COMMON STOCK

This is the initial offering of common stock of EMERALD DATA INC. and no public market currently exists for the securities being offered. We offered for sale a total of 2,000,000 shares of common stock at a fixed price of $.04 per share.  In February 2016 the Company issued 1,050,000 shares of common stock for a purchase price of $0.04 per share to 30 independent shareholders pursuant to the Company’s Registration Statement on Form S-1 , leaving a remaining balance of 950,000 shares in the offering. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Janis Kalnins, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered at a fixed price of $.04 per share for a period of two hundred and forty (240) days from the effective date of this Prospectus. The offering shall terminate on that date unless all the shares have been sold prior to that date and our sole director, Mr. Kalnins, deems the offering closed.

	Offering Price Per Share	Commissions	Proceeds to the Company

Common Stock	$0.04	Not Applicable	$80,000
Total	$0.04	Not Applicable	$80,000

We estimate our total offering registration costs to be approximately $8,850. The registration costs will be paid from cash on hand or from funds advanced to us by our director.

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no guarantee that we will raise the full $80,000 or any amount at all.

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Proceeds from this Offering(1):	$20,000	$40,000	$60,000	$80,000

Legal and professional fees	$10,000	$10,000	$10,000	$10,000
Establishing an office	$2,000	$3,000	$3,500	$4,000
Website development	$500	$3,000	$4,000	$5,000
Product development	$1,000	$4,000	$5,500	$6,500
Marketing and Advertising	$5,500	$18,000	$23,000	$38,500
Hire salesperson(s)	$0	$0	$10,000	$10,000
Miscellaneous expenses and shipping	$1,000	$2,000	$4,000	$6,000

Total Expenses	$20,000	$40,000	$60,000	$80,000

EMERALD DATA INC. is a development stage company. To date we have been involved primarily in organizational activities and the generation of limited revenue. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for EMERALD DATA INC. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

The Company is not a Blank Check company. Its business plan has no indications to engage in a merger or acquisition with an unidentified company or companies, or other entity. We have no plans or intentions to be acquired by an operating company nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction or to change our management. Members of our management have not been previously involved in the management or ownership of a development stage company that has not implemented fully its business plan, engaged in a change of control or similar transaction, or has generated no or minimal revenues to date.

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THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 6 THROUGH 10 BEFORE BUYING ANY SHARES OF EMERALD DATA INC.'S COMMON STOCK.

NEITHER THE US SECURITIES AND EXCHANTE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED ____________

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	6
RISK FACTORS	7
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	13
DILUTION	13
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	15
DESCRIPTION OF BUSINESS	22
LEGAL PROCEEDINGS	25
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	26
EXECUTIVE COMPENSATION	27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
PLAN OF DISTRIBUTION	28
DESCRIPTION OF SECURITIES	30
INDEMNIFICATION	31
INTERESTS OF NAMED EXPERTS AND COUNSEL	31
EXPERTS	31
AVAILABLE INFORMATION	31
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	32
INDEX TO THE FINANCIAL STATEMENTS	F-1

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "EMERALD DATA INC." REFERS TO EMERALD DATA INC. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

EMERALD DATA INC.

We are a development stage company and our business is the distribution of Outdoor Wicker, Patio, Garden Rattan Furniture. EMERALD DATA INC. was incorporated in Nevada on August 15, 2014. We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds"). To implement our plan of operations we require a minimum of $40,000 for the next twelve months as described in our Plan of Operations. Being a development stage company, we have a very limited operating history. Our principal executive offices are located at Atbrivosanas Aleja 5, Rezekne, Latvia which we purchased on August 26, 2014 for $14,000. Our phone number is (702) 757-1148.

From inception until the date of this filing, we have had very limited operating activities. Our financial statements from inception (August 15, 2014) through August 31, 2015, report revenues of $163,181 and a net loss of $30,155. Our independent registered public accounting firm has issued an audit opinion for EMERALD DATA INC., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. We have developed our business plan, and executed contracts with J and K Industrial Limited, LINHAI FEELWAY LEISURE PRODUCTS CO., Magic Style International Co., Ltd., Ningbo Grand Ocean International CO., Ltd., NINGBO JIADA LEISURE PRODUCTS CO., LTD. and Patio Design. These companies were engaged as independent contractors for the specific purpose of developing, manufacturing and supplying products for us. As of the date of the financial statements included in this filing, August 31, 2015, we had purchased products from LINHAI FEELWAY LEISURE PRODUCTS CO. for the sales revenue generated during that period.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	EMERALD DATA INC.

Securities Being Offered:	2,000,000 shares of common stock.

Price Per Share:	$0.04

Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. Our offering will terminate on that date unless all the shares have been sold prior to that date and our sole director, Mr Janis Kalnins deems the offering completed. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Gross Proceeds	$80,000

Securities Issued and Outstanding:	There are 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our officers, Janis Kalnins.

Subscriptions	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $8,850. The registration costs will be paid from cash on hand or from funds advanced to us by our director.

Risk Factors	See "Risk Factors" and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from August 15, 2014 (Inception) to August 31, 2015.

Financial Summary	August 31, 2015 ($) (Audited)
Cash and Deposits	4,795
Total Assets	17,848
Total Liabilities	44,003
Total Stockholder's Equity	(26,155)

Statement of Operations	Accumulated From August 15, 2014 (Inception) to August 31, 2015 ($) (Audited)
Revenue	163,181
Cost of Sales	131,127
Total Expenses	62,609
Net Gain (Loss) for the Period	(30,155)
Net Gain (Loss) per Share	(0.0075)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on August 15, 2014 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new distribution companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates.  Prior to distribution of Outdoor, Wicker, Patio, Garden Rattan Furniture, we anticipate that we will incur increased operating expenses without realizing sufficient revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

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WE ARE DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO EXPAND OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE SUFFICIENT REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in the distribution of Outdoor, Wicker, Patio, Garden Rattan Furniture. We need the proceeds from this offering to commence activities that will allow us to expand and grow our business operations. As of August 31, 2015, we had cash in the amount of $4,795 and $44,003 in liabilities. As of this date, we have had limited operations and $163,181 revenues with cost of sales being $131,127. The proceeds of this offering may not be sufficient for us to achieve sufficient revenues for profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

WE HAVE YET TO EARN ANY SUBSTANTIAL REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING IN ORDER TO IMPLEMENT OUR BUSINESS PLAN. OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have net losses of $30,155 for the period from our inception on August 15, 2014 to August 31, 2015. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the Outdoor, Wicker, Patio, Garden Rattan Furniture distribution business. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant's comments when determining if an investment in EMERALD DATA INC. is suitable.

We require minimum funding of approximately $40,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Janis Kalnins, our officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Kalnins has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to start our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to start our operations.

THE EFFECT OF THE RECENT ECONOMIC CRISIS MAY IMPACT OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITIONS.

The recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments may affect our business, operating results or financial condition in a number of ways. For example, our potential customers may never start spending with us, may have difficulty paying us or may delay paying us for previously purchased services. A slow or uneven pace of economic recovery would negatively affect our ability to start our distribution business and obtain financing.

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BECAUSE WE WILL PURCHASE OUR PRODUCTS FROM OVERSEAS, A DISRUPTION IN THE DELIVERY OF IMPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We will import our product from China. Because we import our products we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who manufacture and/or warehouse products in the United States, Canada or Brazil. Deliveries of our products may be disrupted through factors such as:

(1)	raw material shortages, work stoppages, strikes and political unrest;

(2)	problems with ocean shipping, including work stoppages and shipping container shortages;

(3)	increased inspections of import shipments or other factors causing delays in shipments; and

(4)	economic crises, international disputes and wars.

Most of our competitors warehouse products they import from overseas, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have one customer who buys our furniture products from us. We do not have any other customers and we cannot guarantee we ever will have any other customers. Even if we obtain more customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell our furniture at prices which generate a profit.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment. Our competition includes large, small and midsized companies, and many of them may distribute similar Outdoor, Wicker, Patio, Garden Rattan Furniture in our markets at competitive prices. This highly competitive environment could materially adversely affect our business, financial condition, results of operations and cash flows.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE THE COMPANY'S HEADQUARTERS AND ASSETS ARE LOCATED OUTSIDE THE UNITED STATES, IN LATVIA, INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICERS AND DIRECTOR.

While we are organized under the laws of State of Nevada, our officer and director is a non-U.S. resident and our headquarters and assets are located outside the United States in Latvia. Consequently, it may be difficult for investors to affect service of process on him in the United States and to enforce in the United States judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

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BECAUSE OUR OFFICER AND DIRECTOR WILL OWN 50% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF MAXIMUM OFFERING SHARES ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mr. Kalnins our president and director, will own 50% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Kalnins may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR CURRENT PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Janis Kalnins, our president and director, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Kalnins to our company could negatively impact our business development.

IF JANIS KALNINS, OUR PRESIDENT AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER THAT COULD RESULT IN OUR OPERATIONS SUSPENDING. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our president and director, Janis Kalnins, for the future success of our business. The loss of the services of Mr. Kalnins could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

RISKS ASSOCIATED WITH THIS OFFERING

INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to EMERALD DATA INC. and held on our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Once an investment is made and approved by the company, investors will not have the use or right to return of such funds.

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OUR PRESIDENT, MR. KALNINS, DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Kalnins does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between EMERALD DATA INC. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,850. If we do not generate enough revenue we will have to utilize funds from Janis Kalnins, our officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

OUR OFFICER AND DIRECTOR HAVE NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Janis Kalnins, our director, has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no guarantee that we will raise the full $80,000 or any amount at all.

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Proceeds from this Offering(1):	$20,000	$40,000	$60,000	$80,000

Legal and professional fees	$10,000	$10,000	$10,000	$10,000
Establishing an office	$2,000	$3,000	$3,500	$4,000
Website development	$500	$3,000	$4,000	$5,000
Product development	$1,000	$4,000	$5,500	$6,500
Marketing and Advertising	$5,500	$18,000	$23,000	$38,500
Hire salesperson(s)	$0	$0	$10,000	$10,000
Miscellaneous expenses and shipping	$1,000	$2,000	$4,000	$6,000

Total Expenses	$20,000	$40,000	$60,000	$80,000

________________

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

The above figures represent only estimated costs. If necessary, Janis Kalnins, our president and director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when/if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Kalnins will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Kalnins. Mr. Kalnins will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

In the event we raise less than 50% of the offering we will concentrate on maintaining our reporting status and the majority of available funds will be spent on Marketing and Advertising in an effort to maintain and increase our client base.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.04 per share. This price is significantly higher than the price paid by the Company's officers for common equity since the Company's inception on August 15, 2014. Janis Kalnins, the Company's president and director, paid $.001 per share for the 4,000,000 shares of common stock he purchased from the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

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Existing Stockholders if 50% of Shares are Sold:

Price per share	$0.001
Net tangible book value before offering	$(26,155)
Net tangible book value after offering	$4,995
Increase to present stockholders in net tangible book value per share after offering	$.008
Capital contributions	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of 50% of shares	6,000,000
Percentage of ownership after offering	67%

Existing Stockholders if 100% of the Shares are Sold:

Price per share	$0.001
Net tangible book value before offering	$(26,155)
Net tangible book value after offering	$44,995
Increase to present stockholders in net tangible book value per share after offering	$0.014
Capital contributions	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of 100% of shares	8,000,000
Percentage of ownership after offering	50%

Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.04
Dilution per share	$0.033
Capital contributions	$80,000
Number of shares after offering held by public investors	4,000,000
Percentage of capital contributions by existing shareholders	5%
Percentage of capital contributions by new investors	95%
Percentage of ownership after offering	50%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.04
Dilution per share	$0.039
Capital contributions	$40,000
Percentage of capital contributions by existing shareholders	10%
Percentage of capital contributions by new investors	90%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	33%

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MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Our cash balance is $4,795 as of August 31, 2015. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. We may utilize funds from Janis Kalnins, our president and director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Kalnins, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $40,000 of funding from this offering. Being a development stage company, we have very limited operating history. After that twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Atbrivosanas Aleja 5, Rezekne, Latvia, which we purchased on August 26, 2014 for $14,000. Our phone number is (702) 757-1148.

We are a development stage company and have generated $163,181 in revenue for the period from our inception on August 15, 2014 to August 31, 2015. If we do not receive any proceeds from the offering the minimum amount of $40,000 we require to operate for the next 12 months may be loaned to us by Mr. Kalnins, who has informally agreed to advance us funds, however, he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated limited revenues and additional revenues are difficult to predict until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to start our proposed operations but we cannot guarantee that once we start operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $80,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

We are currently only offering products that are "off the shelf" products offered by the suppliers. "Off the shelf" products are products from our suppliers which are not custom made and which were already designed, produced and being warehoused by our supplier. We use the term "off the shelf" to clearly distinguish between the products we are currently offering vs. those that we plan to design ourselves, when we can afford it, so we can satisfy our clients more completely and distinguish our company from the rest of competition.

Once we have completed the offering we will begin to offer clients the ability to custom design products. We will take the custom order to all of our suppliers and they will provide a price quote for the product which we will then pass on to our client. The best price and delivery option will be chosen for our clients.

We currently offer the following products from our suppliers:

Garden furniture is often sold as a patio set consisting of a table, four or six chairs, and an umbrella. Long chairs, referred to as chaise lounge, are also common items. Recently seating furniture has been used for conversation areas using items like couches.

Teak furniture is an excellent material for this application as it can remain outdoors in any climate year round, and can be left unfinished or protected. Plantation teak wood can be considered eco-friendly due to its long life expectancies. To ensure the reduction of impact teak furniture has to the environment, many forestry companies produce sustainably managed plantation teak.

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Benches are perhaps the most common use of teak other than marine applications. Teak benches are ideal for commercial use due to their strong nature and natural resistance to decay and termites, and are available in an endless variety of designs and lengths.

Teak is also popular for chaise lounges and other recumbent seating because it is more durable and better crafted than most plastic loungers and will not get hot in the sun like metal loungers. Since these chairs are heavy, they often have 2 or more wheels for easy transport from place to place.

Adirondack chairs are comfortable outdoor furniture with high backs, contoured seats and wide arm-rests. The arm-rests provide ample room for food and beverages for comfortable meals while reclining with no table required, making them popular with outdoor cafés and bistros as they offer seating and a small place for food without the need for a table.

Large umbrellas are used for shade. While teak is sometimes used as it provides the durability, weather resistance and lightness needed for such an application, metals like aluminum are more popular and generally a cheaper choice.

Complemented with weather resistant and outdoor cushions and similar to living room furniture, deep seating patio furniture is becoming more and more popular in places with warmer climates. With landscaping and outdoor décor being such a popular trend, furniture to sit in and enjoy the space has followed suit.

We also offer all the furniture noted above but made from wicker. Wicker is woven fiber formed into a rigid material, most often used for baskets or furniture, including chests, baskets, boxes, and chairs.

Our founder, Janis Kalnins, contacts potential customers found on the internet, via phone or email to determine if there are interested in our products, he sends them more information by email. If customer is interested even more, they tell Janis Kalnins what they want and the quantity they want, he sends them an invoice and the customer makes payment by wire or by check.

When funds have cleared our bank, we place the order for the desired merchandise from the supplier and they deliver the order to customer or to us for delivery.

Due to the limited number of orders and just from one customer so far, we have ordered from one supplier, LINHAI FEELWAY LEISURE, to date. This supplier offered us the best terms and lowest price. As we are able to expand our customer base, it is very likely that the orders will be spread out with more of our suppliers as the other customers will want other types of product.

PLAN OF OPERATION

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably distribute Outdoor, Wicker, Patio, Garden Rattan Furniture. Our plan of operations, following the completion of the offering, if all the shares are sold for proceeds of $80,000, is as follows:

Establish our Office

Month 1-2

Our president and director, Janis Kalnins will take care of our initial administrative duties. The office will be established with basic office equipment, which should not exceed $4,000 in expenses. The office will be used for initial communication with manufacturers and distributors and hold all related samples and paperwork.

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Develop Our Website

Month 2-5

During this period, we intend to begin developing our website. Our president and director, Janis Kalnins will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be $5,000. Updating and improving our website will continue throughout the lifetime of our operations.

Development and manufacturing of the product

Month 3-6

During this period our suppliers will begin to develop and manufacture additional unique Outdoor, Wicker, Patio, Garden Rattan Furniture which we are going to distribute. According to our agreements with J AND K, LINHAI FEELWAY, MAGIC STYLE, NINGBO GRAND, NINGBO JIADA AND PATIO DESIGN, we must pay for development of the products: software/hardware, design of the mechanical components and design of the product, and must pay for manufacturing of the samples: one of each product. These costs do not include any inventory.

Our cost of development of the products:

"Designer Sofa" - $3,500

"Designer Custom Table Set" - $3,000

Total: $6,500

Establish relationship with Distributors and Operators

Month 6-12

We have already identified major distributors of Outdoor, Wicker, Patio,Garden Rattan Furniture in USA, Canada, and intend to market directly to these distributors upon completion of Public Offering. The initial list of distributors we have obtained using the internet (ex: http://americanwicker.com/ and http://www.americanrattan.com/ ). Future distributors we are planning to obtain via expo shows such as The Capital Region Spring Home Show in Clifton Park, USA ,Dining By Design in Chicago, USA, Dream Home in Chicago, USA, San Diego Spring Home Show in San Diego, USA, Remodeling & Design Expo in Boise, USA, Home and Landscaping Show in Colorado Springs in Colorado Springs, USA. We are planning to focus our business plan on the USA for next 2-3 years to establish relationships with major distribution companies, after that we are planning to move to Canada using the same strategy.

We believe our main clients will be distributors but in some areas where there are no distributors we plan to sell directly to furniture store operators or business owners (e.g. small furniture stores etc.). Most of the revenue will be received from distributors as they are our main target market.

As well we are going to target states that do not have distributors.

In places where are no distributors we are planning to market our products using the following resources:

-	Internet advertising (Google AdSence)

-	Magazine advertising (Home magazine, Furniture World magazine)

-	Expo Show (Dining By Design, Home and Landscaping Show)

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Marketing

Month 7-12

We plan to advertise through trade shows, a key component of our overall marketing campaign. Average trade show cost is about $5,500 for a booth and $2,500 to deliver goods – at least two shows per year (Dining By Design, Home and Landscaping Show) ($16,000). We also plan to print catalogues and flyers ($7,500) and mail them to potential customers. We intend to use marketing strategies, such as web advertisements ($10,000), direct mailing ($5,000), and phone calls to acquire potential customers. We intend to spend at least $38,500 on marketing efforts during the first year.

Hire a Salesperson

Month 8-12

If we sell all the shares in this offering, we intend to hire two salespersons with experience and established network in the furniture industry. The salespersons' job would be to find new potential customers, and to execute agreements with them to buy our furniture . Estimated cost is approximately $5,000/ person ($10,000).

Other expenses

Other expenses may include hotels and other travel expenses and shipping ($6,000).

Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months, assuming all shares are sold for proceeds of $80,000.

Description	Fees
Legal and Professional fees	10,000
Establishing our office	4,000
Website development and testing	5,000
Marketing and advertising	38,500
Product development	6,500
Hire Salespersons	10,000
Other Expenses	6,000
Total	80,000

In the event only half of the shares are sold, for proceeds of $40,000 our estimated expenses are as follows:

Description	Fees
Legal and Professional fees	10,000
Establishing our office	3,000
Website development and testing	3,000
Marketing and advertising	18,000
Product development	4,000
Other Expenses	2,000
Total	40,000

In summary, during 1st-6th months we should have established our office, developed our website and our distribution business. After this point we should be ready to start more significant operations and generate additional revenue. During months 6-12 we will be developing our marketing campaign. Janis Kalnins, our president and director will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, Mr. Kalnins has agreed to commit more time as required. Because Mr. Kalnins will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

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OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated $163,181 in revenues for the period from our inception on August 15, 2014 to August 31, 2015. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on August 15, 2014 to August 31, 2015

During the period we incorporated the company, prepared a business plan and signing contracts with various manufacturers. Our net loss since inception is $30,155. We have commenced our proposed business operations, generated revenues and will continue to execute the business plan in a limited scenario through completion of this offering.

We had $163,181 in operating revenues from August 15, 2014 (inception), through August 31, 2015, with cost of goods sold being $131,127, resulting in a gross profit (loss) of $(30,155). We had $122,581 and $40,600 in operating revenues for the years ended August 31, 2015 and August 31, 2014, respectively, with cost of goods being $100,827 and $30,300, respectively, resulting in a gross profit (loss) of $(34,337) and $4,182, respectively.

The revenue was comprised of orders from one customer and the cost of goods sold were orders with one supplier.

We are currently selling "off the shelf" products that are offered by our suppliers. If we are successful in our offering we will begin to develop our own furniture and also offer clients the ability to custom design their own products. We keep no inventory to save on warehousing costs so we are able to pass the savings on to our clients. There is no assurance that we will continue to have sales at this same level, or any sales at all.

Since inception, we have sold 4,000,000 shares of common stock to our officer for net proceeds of $4,000.

LIQUIDITY AND CAPITAL RESOURCES

As of August 31, 2015, the Company had $4,795 cash and $44,003 in total liabilities. The available capital reserves of the Company are not sufficient for the Company to remain operational. We will require further revenues and the proceeds from the offering to move forward with our business plan.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Janis Kalnins, our president and director, who has verbally agreed to loan the company funds to complete the registration process. However, Mr. Kalnins has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Our current cash on hand will be used to pay the fees and expenses of this offering. To proceed with our operations for the first 12 months of the business plan, we need a minimum of $40,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

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Management believes that current trends toward lower capital investment in start-up companies, volatility in Outdoor, Wicker, Patio, Garden Rattan Furniture distribution market pose the most significant challenges to the Company's success over the next year and in future years. Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company's management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fixed Assets

Fixed assets are initially recognized recorded at cost. Gains or losses on disposals are reflected as gain or loss in the period of disposal. The cost of improvements that extend the life of plant and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repairs and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets. Buildings are depreciated over 15 years.

Fair Value of Financial Instruments

ASC 825, "Disclosures about Fair Value of Financial Instruments", requires disclosure of fair value information about financial instruments. ASC 820, "Fair Value Measurements" defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2014.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

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Basic and Diluted Earnings Per Share

The Company computes earnings per share in accordance with ASC 260-10-45 "Earnings per Share", which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings per share is computed by dividing net earnings available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings per share are equal.

Revenue Recognition

The Company follows the guidelines of ASC 605-15 for revenue recognition. Revenue is recognized when the product has been prepaid by the customer, shipped from either our office or one of our vendors and the product has been delivered to, or picked up by, the customer.

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, "Income Taxes." Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Our income tax expense, deferred tax assets and liabilities, and liabilities for unrecognized tax benefits reflect management's best assessment of estimated current taxes to be paid. Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, which will result in taxable or deductible amounts in the future. In evaluating our ability to recover our deferred tax assets within the jurisdiction from which they arise, we will consider all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, tax-planning strategies, and results of recent operations.

Changes in tax laws and rates may affect recorded deferred tax assets and liabilities and our effective tax rate in the future.

The Company will recognize interest accrued related to unrecognized tax benefits and penalties as income tax expense; however we do not have any to report as of the date of these financial statements.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

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DESCRIPTION OF BUSINESS

General

EMERALD DATA INC. was incorporated in the State of Nevada as a for-profit company on August 15, 2014 and established a fiscal year end of August 31. We have revenues of $163,181, assets of $17,848 and have incurred net losses of $30,155 for the period from our inception on August 15, 2014 to August 31, 2015. We are a development-stage company formed to develop and distribute our product to the furniture industry. To date, we have had limited operations. We have developed our business plan, and executed contracts with J and K Industrial Limited, LINHAI FEELWAY LEISURE PRODUCTS CO., Magic Style International Co., Ltd., Ningbo Grand Ocean International CO., Ltd., NINGBO JIADA LEISURE PRODUCTS CO., LTD. and Patio Design. These companies were engaged as independent contractors for the specific purpose of developing, manufacturing and supplying products for us. As of the date of the financial statements included in this filing, August 31, 2015 we had purchased products from LINHAI FEELWAY LEISURE PRODUCTS CO. for the sales revenue generated during that period. Our sales to date have been to one customer, Furniture Direct. We do not have any other customers and we cannot guarantee we ever will have any other customers. Even if we obtain more customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

Product

During August 2014, EMERALD DATA INC. executed contracts with J and K Industrial Limited, LINHAI FEELWAY LEISURE PRODUCTS CO., Magic Style International Co., Ltd., Ningbo Grand Ocean International CO., Ltd., NINGBO JIADA LEISURE PRODUCTS CO., LTD. and Patio Design. All are manufacturing companies having principal offices in China. These companies were engaged as independent contractors for the specific purpose of developing, manufacturing and supplying products for us. EMERALD DATA INC. will then distribute these Outdoor, Wicker, Patio, Garden Rattan Furniture to our clients.

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We are currently selling "off the shelf" products that are offered by our suppliers. If we are successful in our offering we will begin to develop our own furniture and also offer clients the ability to custom design their own products.

Our table sets, chairs, sofas and other furniture products will come with a 1 year warranty. We plan on expanding our product selection in the future. General market research done by our director shows table sets, chairs, sofas and other furniture similar to those we will offer are very popular outdoors in restaurants, resorts, private homes or just as stand-alone products. Our director conducted limited market research and talked to restaurant owners and some resorts buyers. His conclusion was that what we offer is what they are looking for, at fair price and high quality.

Target Market

It is our belief based on management's observations and information gleaned from major USA magazines (Home magazines) that contemporary (latest trend) furniture table sets, chairs, sofas and other furniture have increased in popularity over time, and they have caused significant impact upon popular culture and have spawned many fads. The unfortunate side of contemporary, or latest trend, table sets, chairs, sofas and other furniture is that they are quickly replaced by the-next-best-thing. Quick developments of technology has stock continuously changing with popularity. The simple and easy to use furniture are set to provide the customers with the product they seek with no bells and whistles. This helps to keep the cost of furniture low. This contemporary market is our target market.

Industry analysis

The furniture industry is an established structure of distributors, route operators and family furniture centers. In North America, there are several associations such as National Furniture Association www.nationalfurnitureassociation.com and International Furnishings and Design Association www.ifda.com. Internationally, there are similar associations in most developed countries. Each of these organizations has members, each being a potential customer for EMERALD DATA INC. platform. In addition to the "organized" part of the industry, there are many smaller operators that can be reached via industry magazine advertising and direct contact. However, there is no assurance that we will be successful in finding any potential customers.

Marketing

Trade shows:

In North America, there are several major trade shows in the furniture industry, such as Dining By Design, Home and Landscaping Show. Trade show marketing will be a key component of our overall marketing campaign. We intend to present at a major industry trade show within 7-12 months after the completion of our offering. The average trade show booth costs about $3,500 and $1,000 to deliver goods.

23

Direct contact with distributors

We have identified some of distributors of Outdoor, Wicker, Patio, Garden Rattan Furniture in the U.S.A., and intend to market directly to these distributors.

Industry advertising

We intend to advertise online and using ads in industry-related magazines. Some sites and industry media have already been identified. A media advertising campaign will coincide with our Trade Show marketing campaign.

Freight

Product availability is also a key component of sales, especially when it comes to revenue-generating product. We have researched delivery methods, cost and estimated delivery times to all major markets. Once we begin designing our own furniture and not just buying from existing product from the manufacturers, we anticipate 25 days delivery time to the USA from China.

Contracts

During August 2014, EMERALD DATA INC. executed contracts with J and K Industrial Limited, LINHAI FEELWAY LEISURE PRODUCTS CO., Magic Style International Co., Ltd., Ningbo Grand Ocean International CO., Ltd., NINGBO JIADA LEISURE PRODUCTS CO., LTD. and Patio Design. All are manufacturing companies having principal offices in China. These companies were engaged as independent contractors for the specific purpose of developing, manufacturing and supplying products for us under the terms and conditions contained in each agreement.

Revenue

-	Our revenue will be 10-30 % mark up: depending on quantity of the order.

-

Manufacturer gives us 90 days to pay an invoice and we give to our customers 30- 60 days depending on a quantity of the order to pay their invoices which allows us to make sales without initial investment for the furniture.

-	We will not keep warehousing and shipping within the country because all the products will be going directly to our clients from the manufacturer eliminating our storage costs.

Competition

There are few barriers of entry in the Outdoor, Wicker, Patio, Garden Rattan Furniture distribution business and level of competition is extremely high. There are many domestic and international distributors of this type of furniture. We will be in direct competition with them. Many large distributors have greater financial capabilities than us and will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer better prices for similar furniture than us which may also cause us to lose business.

24

Employees

We are a development stage company and currently have no employees, other than Janis Kalnins, our president and director. We intend to hire a sales representative if we sell all the shares in this offering.

Offices

Our principal executive offices are located at Atbrivosanas Aleja 5, Rezekne, Latvia, which we purchased on August 26, 2014 for $14,000. Our phone number is (702) 757-1148.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the furniture distribution business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

25

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Janis Kalnins Atbrivosanas Aleja 5, Rezekne, Latvia	50	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)

Janis Kalnins has acted as our President, Treasurer and sole Director since our incorporation on August 15, 2014.

Mr. Kalnins education:

-	University of Latvia, Riga, Latvia - 1990

Mr. Kalnins work experience:

-	Furniture designer 1989-2009

-	Furniture Designers Association, Riga, Latvia 2009-2011

-	Furniture Showroom Owner 2011-2014

For last three years he has been managing his own furniture showroom business.

Based on Mr. Kalnins experience at managing his own furniture showroom business for the past three years and his extensive history in designing furniture, we concluded that he is best person to run our company.

During the past ten years, Mr. Kalnins has not been the subject to any of the following events:

1.	Any bankruptcy petition filed by or against any business of which Mr. Kalnins was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Kalnins' involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TERM OF OFFICE

Directors are appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Janis Kalnins, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

26

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary (collectively, the "Named Executive Officers") from inception on August 15, 2014 until August 31, 2015:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Janis Kalnins , President and Treasurer	August 15, 2014 to August 31, 2015	43,333	-0-	-0-	-0-	-0-	-0-	-0-	43,333

There are no current employment agreement between the company and its officer.

Mr. Kalnins currently devotes approximately twenty hours per week to manage the affairs of the Company. For the year ended August 31, 2015 the Company accrued $40,000 in management salary.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of August 31, 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Janis Kalnins	-0-	-0-	-0-	-0-	-0-	-0-	-0-

27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Janis Kalnins will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

On August 25, 2014, we issued a total of 4,000,000 shares of restricted common stock to Janis Kalnins, our president and director in consideration of $4,000.

During the year ended August 31, 2015 the director of the Company advanced the Company $670. The balance on the loan from the director at August 31, 2015 is $670. The loan bears no interest and is payable on demand.

During the year ended August 31, 2015 the Company accrued $40,000 in payroll expenses for the Company's sole officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of August 31, 2015 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Janis Kalnins Atbrivosanas Aleja 5, Rezekne, Latvia	4,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of August 31, 2015, there were 4,000,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

EMERALD DATA INC. has 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 4,000,000 shares of its common stock for sale at the price of $0.04 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company's selling efforts in the offering, Janis Kalnins will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Kalnins is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Kalnins will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Kalnins is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Kalnins will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Kalnins will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

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EMERALD DATA INC. will receive all proceeds from the sale of the 4,000,000 shares being offered. The price per share is fixed at $0.04 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.04 until a market develops for the stock.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which EMERALD DATA INC. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

EMERALD DATA INC. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,850.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-	execute and deliver a subscription agreement; and

-	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "EMERALD DATA INC." The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

29

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of August 31, 2015, there were 4,000,000 shares of our common stock issued and outstanding those were held by our president and director, Janis Kalnins, registered stockholder of record.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no Our or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

30

INDEMNIFICATION

Articles XII of our Bylaws provides the following indemnification for our directors, officers, employees and agents:

a) The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b) The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c) The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling EMERALD DATA INC., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with EMERALD DATA INC. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Law Offices of W.Scott Lawler, attorney with BOOTH UDALL FULLER, PLC, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

AJSH & Co., LLP, independent registered public accountant, has audited our financial statements for the years ended August 31, 2015 and 2014 which are included in this prospectus and registration statement.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

31

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

On June 4, 2015, the Board of Directors dismissed Terry L. Johnson, CPA, the company's independent registered public account firm. The report of Terry L. Johnson, CPA on the Company's financial statements for the year ended August 31, 2014 or subsequent interim periods did not contain an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles, except that the audited financial statements contained in the Registration Statement on Form S-1 for the fiscal year ended August 31, 2014 included a going concern qualification.

There were no disagreements with Terry L. Johnson, CPA whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Terry L. Johnson CPA's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

We requested that Terry L. Johnson, CPA furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. We were unable to obtain the letter from Terry L. Johnson, CPA.

On June 4, 2015, we engaged Yichien Yeh, CPA as our independent accountant. During the most recent fiscal year (since inception) and the interim periods preceding the engagement, we had not consulted Yichien Yeh, CPA regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

On September 24, 2015, the Board of Directors of the Registrant received the resignation of Yichien Yeh, CPA, the company's independent registered public account firm. The Board of Directors of the Registrant accepted the resignation of Yichien Yeh, CPA. The review reports of Yichien Yeh, CPA on the Company's financial statements for interim periods did not contain an adverse opinion.

There were no disagreements with Yichien Yeh, CPA whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Yichien Yeh CPA's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

The registrant requested that Yichien Yeh, CPA furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter has been included as an exhibit to the company's Form 8-K disclosing the resignation.

On September 24, 2015, the registrant engaged AJSH & Co., LLP as its independent accountant. During the most recent fiscal year (since inception) and the interim periods preceding the engagement, the registrant has not consulted AJSH & Co., LLP regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

32

FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by our independent registered public accounting firm.

Our audited financial statements for the years ended August 31, 2015 and August 31, 2014 and from inception to August 31, 2015.

33

EMERALD DATA INC .

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

AUGUST 31, 2015

F-1

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Emerald Data Inc.

We have audited the accompanying balance sheets of Emerald Data Inc.("the Company") as of August 31, 2015 and August 31, 2014, and the related statements of operations, stockholder's equity, and cash flows for the year ended August 31, 2015 and for the period August 15, 2014 (inception) to August 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Emerald Data Inc. as of August 31, 2015 and August 31, 2014, and the related statements of operations, stockholder's equity, and cash flows for the year ended August 31, 2015, for the period August 15, 2014 (Inception) to August 31, 2014, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9, the Company has one year operating history and as of August 31, 2015, the Company had a working capital deficit of $39,208 ($4,805 as on August 31, 2014) and an accumulated deficit of $34,337 ($4,182 accumulated gain as on August 31, 2014). These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

AJSH & Co, LLP

New Delhi, India

Independent Auditors registered with

Public Company Accounting Oversight Board

Date: November 21, 2015

F-2

EMERALD DATA INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS (Audited)

	August 31,	August 31,
	2015	2014

ASSETS
CURRENT ASSETS
Cash	$4,795	$228

FIXED ASSETS
Buildings and Land	14,000	14,000
Accumulated Depreciation	(947)	(13)
TOTAL ASSETS	$17,848	$14,215

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current Liabilities:
Accrued salary	$43,333	$3,333
Related party loan	670	-
Income tax payable	-	2,700
	44,003	6,033

STOCKHOLDERS' EQUITY
Common stock: authorized 75,000,000; $0.001 par value; 4,000,000 shares issued and outstanding at Aug 31, 2015 and 2014	4,000	4,000
Income (Deficit) accumulated during the development stage	(30,155)	4,182

Total Stockholders' Equity	(26,155)	8,182

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$17,848	$14,215

The accompanying notes are an integral part of these financial statements

F-3

EMERALD DATA INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS (Audited)

				From Inception
	Three Months Ended	Year Ended	Year Ended	(August 15, 2014) to
	August 31, 2015	August 31, 2015	August 31, 2014	August 31, 2015

Income:
Revenue	$30,016	$122,581	$40,600	$163,181
Cost of Goods Sold:
Furniture Purchases	24,612	100,827	30,300	131,127

Gross Profit	5,403	21,754	10,300	32,054

Operating Expenses:
General and administrative	3,311	18,791	85	18,876
Payroll	10,000	40,000	3,333	43,333

Total Expenses	13,311	58,791	3,418	62,209
Net income before income tax provision	(7,908)	(37,037)	6,882	(30,155)
Provision for income tax	-	(2,700)	2,700	-

Net gain (loss) for the period	$(7,908)	$(34,337)	$4,182	$(30,155)

Net earnings (loss) per share:
Basic and diluted	$(0.0020)	$(0.0086)	$0.0010	$(0.0075)

Weighted average number of shares outstanding:
Basic and diluted	4,000,000	4,000,000	4,000,000	4,000,000

The accompanying notes are an integral part of these financial statements

F-4

EMERALD DATA INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (Audited)

	Common Stock				Total
	Number of		Additional	Accumulated	Shareholders'
	Shares	Par Value	Paid in Capital	Gain (Loss)	Equity

Balance, August 15, 2014 (Inception)	-	$-	$-	$-	$-

Common Shares issued:
for cash on August 25, 2014	4,000,000	4,000	-		4,000

Net gain (loss)	-	-	-	4,182	4,182
Balance, August 31, 2014	4,000,000	$4,000	$-	$4,182	$8,182

Net gain (loss)	-	-	-	(34,337)	(34,337)
Balance, August 31, 2015	4,000,000	$4,000	$-	$(30,155)	$(26,155)

The accompanying notes are an integral part of these financial statements

F-5

EMERALD DATA INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS (Audited)

			From inception
	Year Ended	Year Ended	(August 15, 2014) to
	August 31, 2015	August 31, 2014	August 31, 2015

Operating activities:
Net gain (loss)	$(34,337)	$4,182	$(30,155)
Adjustment to reconcile net loss to net cash provided by operations:
Changes in assets and liabilities:
Accrued salary	40,000	3,333	43,333
Related party loan	670	-	670
Income tax payable	(2,700)	2,700	-
Building and Land	-	(14,000)	(14,000)
Accumulated Depreciation	933	13	946

Net cash provided by operating activities	4,567	(3,772)	795

Financing activities:
Proceeds from issuance of common stock	-	4,000	4,000

Net cash provided by financing activities	-	4,000	4,000

Net increase in cash	4,567	228	4,795

Cash, beginning of period	228	-	-

Cash, end of period	$4,795	$228	$4,795

Supplemental disclosure of cash flow information:

Cash paid during the period
Taxes	$-	$-	$-
Interest	$-	$-	$-

The accompanying notes are an integral part of these financial statements

F-6

Emerald Data Inc.

Notes to the Financial Statements

August 31, 2015

Note 1: Organization and Basis of Presentation

Emerald Data Inc. (the "Company") is a for profit corporation established under the corporate laws of the State of Nevada on August 15, 2014.

The Company is in the development phase and intends to be in the business of distributing Outdoor, Wicker, Patio and Garden Rattan Furniture. As such, the Company is subject to all risks inherent to the establishment of a start-up business enterprise.

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Financial Statements and related disclosures as of August 31, 2015 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission ("SEC"). Unless the context otherwise requires, all references to "Emerald," "we," "us," "our" or the "Company" are to Emerald Data Inc.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, "Disclosures about Fair Value of Financial Instruments", requires disclosure of fair value information about financial instruments. ASC 820, "Fair Value Measurements" defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2015.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

F-7

Emerald Data Inc.

Notes to the Financial Statements

August 31, 2015

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 "Earnings per Share", which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The Company follows the guidelines of ASC 605-15 for revenue recognition. Revenue is recognized when the product has been prepaid by the customer, shipped from either our office or one of our vendors and the product has been delivered to, or picked up by, the customer.

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, "Income Taxes." Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

Note 3: Concentrations

Initial sales are concentrated with one client. Sales are made without collateral and the credit-related losses are insignificant or non-existent. Accordingly, there is no provision made to include an allowance for doubtful accounts.

F-8

Emerald Data Inc.

Notes to the Financial Statements

August 31, 2015

Note 4: Legal Matters

The Company has no known legal issues pending.

Note 5: Capital Stock

On August 15, 2015 the Company authorized 75,000,000 shares of common stock with a par value of $0.001 per share.

On August 25, 2014 the Company issued 4,000,000 shares of common stock for a purchase price of $0.001 per share to its sole director. The Company received proceeds of $4,000.00 from the sale of the common stock.

As of August 31, 2015 there were no outstanding stock options or warrants.

Note 6: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, "Income Taxes." Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

The Company showed an income tax expense of $2,700 for the year ended August 31, 2014, there was no income tax expense for the year ended August 31, 2015. The rate was as follows:

Federal	34%
State	5%
39%

The significant components of deferred tax assets and liabilities are as follows:

	Three months Ending	Year Ending	Year Ending	From Inception (Aug 15,2014) to
	8/31/2015	8/31/2015	8/31/2014	(Aug 31, 2015)
Deferred tax assets

Net operating losses	$(7,908)	$(37,037)	0	$(30,155)

Deferred tax liability				-
Net deferred tax assets	$3,084 *	$14,444	0	$11,760
Less valuation allowance	$(3,084)	$(14,444)	0	$(11,760)
Deferred tax asset - net valuation allowance	$-	$-	0	$-

Note 7: Related Party Transactions

The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

During the year ended August 31, 2015 the director of the Company advanced the Company $670.  The balance on the loan from the director at August 31, 2015 is $670.  The loan bears no interest and is payable on demand.

During the year ended August 31, 2015 the Company accrued $40,000 in payroll expenses for the Company's sole officer.

F-9

Emerald Data Inc.

Notes to the Financial Statements

August 31, 2015

Note 8: Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. The cost comprises purchase price, borrowing costs, if capitalization criteria are met and directly attributable cost of bringing the asset to its working condition for the intended use. Any subsidy/reimbursement/contribution received for installation and acquisition of any fixed assets is shown as deduction in the year of receipt. Capital work- in progress is stated at cost.

Subsequent expenditure related to an item of fixed assets is added to its book value only if it increases the future benefits from the existing asset beyond its previously assessed standard of performance. All other expenses on existing fixed assets, including day-to-day repairs and maintenance expenditure and cost of replacing parts, are charged to the Statement of Profit and Loss for the period during which such expenses are incurred.

Gains or losses arising from de-recognition of fixed assets are measured as the difference between the net disposal proceeds and the carrying amount of the assets derecognized.

We purchased our principal executive offices at Atbrivosanas Aleja 5, Rezekne, Latvia, on August 26, 2014 for $14,000.

For the year ended August 31, 2015 the company recorded $933 in depreciation expense. For the year ended August 31, 2014 the company recorded $13 in depreciation expense.

Note 9: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

The Company had limited operations during the period from August 15, 2014 (date of inception) to August 31, 2015 with a net loss of $30,155. There is no guarantee that the Company will continue to generate revenues. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company is currently in the development stage. Management believes that the Company's current cash of $4,795, the proceeds from the proposed offering pursuant to the Registration Statement on Form S-1 and anticipated revenues will be sufficient to cover the expenses they will incur during the next twelve months.

Note 10: Subsequent Events

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

F-10

PROSPECTUS

4,000,000 SHARES OF COMMON STOCK

EMERALD DATA INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2016, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

34

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$10.91
Printing Expenses	$89.09
Auditor Fees and Expenses	$3,500.00
Legal Fees and Expenses	$3,000.00
EDGAR fees	$1,000.00
Transfer Agent Fees	$1,250.00
TOTAL	$8,850.00

________________

(1)	All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

EMERALD DATA INC.'s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling EMERALD DATA INC ., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On August 25, 2014, EMERALD DATA INC. sold 4,000,000 share of common stock to our president and director, Janis Kalnins, for a purchase price of $0.001 per share, for aggregate offering proceeds of $4,000. EMERALD DATA INC. made the sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the securities were offered and sold in a non-public offering to a "sophisticated investor" who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities an no general solicitations were made to any person.

35

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant (filed previously)
3.2	Bylaws of the Registrant (filed previously)
5.1	Opinion re: Legality and Consent of Counsel (filed previously)
10.1	Contract with with J and K Industrial Limited (filed previously)
10.2	Contract with LINHAI FEELWAY LEISURE PRODUCTS CO., Ltd. (filed previously)
10.3	Contract with Magic Style International Co., Ltd. (filed previously)
10.4	Contract with Ningbo Grand Ocean International CO. (filed previously)
10.5	Contract with NINGBO JIADA LEISURE PRODUCTS CO., LTD. (filed previously)
10.6	Contract with Patio Design (filed previously)
23.1	Consent of AJSH & Co., LLP
99.1	Form of Subscription Agreement (filed previously)

36

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

37

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

38

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rezekne, Latvia, on November 3, 2016.

EMERALD DATA INC.

By:	/s/ Janis Kalnins
Name:	Janis Kalnins
Title:	President and Treasurer
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Janis Kalnins	President, Treasurer and Director	November 3 , 2016
Janis Kalnins	(Principal Executive, Financial and Accounting Officer)

39

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant (filed previously)
3.2	Bylaws of the Registrant (filed previously)
5.1	Opinion re: Legality and Consent of Counsel (filed previously)
10.1	Contract with J and K Industrial Limited (filed previously)
10.2	Contract with LINHAI FEELWAY LEISURE PRODUCTS CO., Ltd. (filed previously)
10.3	Contract with Magic Style International Co., Ltd. (filed previously)
10.4	Contract with Ningbo Grand Ocean International CO. (filed previously)
10.5	Contract with NINGBO JIADA LEISURE PRODUCTS CO., LTD. (filed previously)
10.6	Contract with Patio Design (filed previously)
23.1	Consent of AJSH & Co., LLP
99.1	Form of Subscription Agreement (filed previously)

40